Exhibit 10.1
SYSCO CORPORATION
AMENDED AND RESTATED 2005 NON-EMPLOYEE DIRECTORS STOCK PLAN
ARTICLE 1
General
     This Amended and Restated 2005 Non-Employee Directors Stock Plan (the “Plan”) is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of Sysco Corporation (the “Corporation”) and to enable them to increase their ownership in the Corporation’s common stock. This Plan will be beneficial to the Corporation and its stockholders since it will allow these Directors to have a greater personal financial stake in the Corporation through the ownership of the Corporation’s common stock, in addition to underscoring their common interest with stockholders in increasing the value of the Corporation over the longer term. The Plan provides for the grant of Stock Options, Restricted Stock, Restricted Stock Units, Elected Shares and Additional Shares (all as defined herein, and collectively, “Awards”)
     Section 1.1 Eligibility. All members of the Corporation’s Board of Directors who are not current employees of the Corporation or any of its subsidiaries (“Non-Employee Directors”) are eligible to participate in this Plan.
     Section 1.2 Shares Available.
     (a) Number of Shares Available. There are reserved for issuance under this Plan 550,000 shares of the Corporation’s Common Stock, $1.00 par value (“Common Stock”), which may be authorized but unissued shares, treasury shares, or shares purchased on the open market. For purposes of applying the limitation in the preceding sentence and subject to the adjustment and replenishment provisions included in Sections 1.2(b) and (c) below:
          (i) the maximum number of shares of Common Stock that may be issued pursuant to Stock Options shall be 220,000;
          (ii) the maximum number of shares of Common Stock that may be issued pursuant to Restricted Stock Awards, Restricted Stock Unit Awards, Elected Shares and Additional Shares shall be 320,000, inclusive of all shares issued prior to November 8, 2007 as retainer stock awards; and
          (iii) the maximum number of shares of Common Stock that may be issued pursuant to dividends or dividend equivalents with respect to shares subject to unexercised Options, Restricted Stock or Restricted Stock Units shall be 10,000.
     (b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares that may or are required to be issued hereunder pursuant to any type of award hereunder (including without limitation the maximum numbers set forth in Section 1.2(c) below), in the number and kind of shares covered by outstanding stock options (“Options”) under this Plan and in the option price thereof, and in the number and kind of shares subject to outstanding retainer stock awards granted prior to November 8, 2007, Restricted Stock and/or Restricted Stock Units shall automatically be made if, and in the same manner as, similar adjustments are made to awards issued under the Corporation’s incentive plans for management of the Corporation then in effect.
     (c) Replenishment. To the extent any shares of Common Stock covered by an Option, retainer stock award granted prior to November 8, 2007, Restricted Stock Award or Restricted Stock Unit Award are forfeited by or are not delivered to a Non-Employee Director or his or her beneficiary because the Option, retainer stock award, Restricted Stock or Restricted Stock Unit is forfeited or canceled, or the shares of Common Stock are not delivered because they are used to satisfy any applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery with respect to the respective type of award and with respect to all grants under the Plan.
ARTICLE 2
Option Awards
     Section 2.1 Options. Awards may be made under this Plan of Options to purchase Common Stock. No Options granted pursuant to this Plan may be “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of an Option entitles the recipient to purchase shares of Stock at an exercise price established by the Board of Directors.
     Section 2.2 Exercise Price. The exercise price of each Option granted under this Article 2 shall be established by the Board of Directors or shall be determined by a method established by the Board of Directors at the time the Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option. For purposes of determining the “Fair Market Value” of a share of Common Stock as of any date, then the “Fair Market Value” as of that date shall be the last closing price of the Common Stock on the first business day prior to that date on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on any other exchange or quotation system on which the Common Stock is listed or quoted. No Option may be “repriced,” as such term is used in rules established by the New York Stock Exchange.
     Section 2.3 Exercise. Subject to the provisions of this Plan, an Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board of Directors; provided, however, that no Option may be exercised more than seven years after its grant date and no Option granted hereunder may vest in excess of 1/3 of the number of shares subject to the Option per year for the first three years after the grant date.
     Section 2.4 Payment of Option Exercise Price. The payment of the exercise price of an Option granted under this Article 2 shall be subject to the following:
          (a) Subject to the following provisions of this subsection 2.4, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board of Directors and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).
          (b) The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Board of Directors that have been held by the optionee for at least six months and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Board of Directors.
          (c) Subject to compliance with applicable law, the Board of Directors may permit an Option recipient to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.
     Section 2.5 Settlement of Award. Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Board of Directors may establish in the applicable Option grant agreement. The Board of Directors, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option as the Board of Directors determines to be desirable.
     Section 2.6 Nontransferability of Options. No Option granted under this Plan is transferable other than by will or the laws of descent and distribution. During the grantee’s lifetime, an Option may be exercised only by the grantee or the grantee’s guardian or legal representative.

     Section 2.7 Dividends and Dividend Equivalents. An Option, at the time of grant or subsequent thereto, may provide the grantee with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Option. Such payments may either be made currently or credited to an account for the grantee, and may be settled in cash or Common Stock as determined by the Board. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Board shall establish.
ARTICLE 3
Election to Receive Common Stock
     Section 3.1 Eligibility. A Non-Employee Director who is otherwise eligible to receive cash payment for services provided as a Director may elect to receive up to 50% of his or her annual retainer fee, in 10% increments, exclusive of any fees or other amounts payable for attendance at the meetings of the Board or for service on any committee thereof, in the form of Common Stock (a “Stock Election”), subject to the following terms of this Article 3. The amount of the fee which a Non-Employee Director elects to receive in Common Stock is referred to herein as the “Elected Amount.” The Elected Amount shall be deducted ratably from the quarterly payments of the annual retainer fee payable to such Non-Employer Director in that fiscal year in which the Elected Amount would have been paid but for the Stock Election.
     Section 3.2 Common Stock. Any Non-Employee Director who makes a stock election pursuant to Section 3.1 (an “Electing Director”) shall have an account created on the books of the Corporation to which shares of Common Stock shall be credited and debited as provided in this Article 3 (the “Stock Account”). Each Electing Director shall have credited to his or her Stock Account on the date of each quarterly payment of the annual retainer fee (the “Quarterly Payment Date”) the sum of (i) that number of shares of Common Stock determined by dividing his or her Elected Amount by the Fair Market Value on such Quarterly Payment Date (such shares are referred to as “Elected Shares”) and (ii) that number of shares of Common Stock determined by dividing 50% of the Elected Amount by the Fair Market Value on such Quarterly Payment Date (such shares are referred to as “Additional Shares”).
     Section 3.3 Vesting. All Elected Shares and Additional Shares shall be 100% vested as of the date they are credited to the Electing Director’s Stock Account, but may not be sold or transferred prior to the date they are issued. Additional Shares, however, may not be sold or transferred for a period of two years after the date as of which they are issued and such shares shall bear a legend setting forth this restriction (the “Restriction”). The Restriction shall remain in effect after the date an Electing Director ceases to be a Director; provided, however, that (i) if an Electing Director ceases to be a Director by reason of death, disability or departure under the circumstances described in Section 5.1 (a) or (b), or as otherwise determined by the Board of Directors, the Restriction shall lapse and be of no further force or effect on or after the date of such death, disability, departure or determination; and (ii) the Restriction shall lapse and be of no further force or effect on the date of a Change in Control, as such term is defined in the Corporation’s 2004 Stock Option Plan.
     Section 3.4 Date of Issuance. The date of issuance of Common Stock issued pursuant to this Article 3 (the “Issue Date”) shall be December 31 for any year as to which a Non-Employee Director has made a stock election as described in Section 3.1 hereof, or if December 31 is not a business day for the Corporation’s transfer agent, on the last business day of the Corporation’s transfer agent prior to December 31. As of the Issue Date, a certificate for the total number of vested shares in his or her account on the Issue Date shall be issued to such Electing Director subject to the other terms and conditions of this Plan and at that time, the balance in each Electing Director’s Stock Account shall be debited by the number of shares issued. Notwithstanding the foregoing, if a Non-Employee Director ceases to be a director for any reason when there are shares accrued to such director’s Stock Account, certificates for such shares shall be issued within 60 days of the date such Non-Employee Director ceases to be a director and the date such shares are issued shall be the Issue Date of such shares.
     Section 3.5 Method of Election. A Non-Employee Director who wishes to make a Stock Election must deliver to the Secretary of the Corporation a written irrevocable election specifying the

Elected Amount by January 31 of the calendar year to which the Stock Election relates (or at such other time required under rules established by the Board).
ARTICLE 4
Restricted Stock and Restricted Stock Units
     Section 4.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Board of Directors, at any time and from time to time, may grant shares of Restricted Stock and/or Restricted Stock Units, as such terms are defined below, to participants in such amounts and upon such terms and conditions as the Board shall determine; provided, however, that no grant of Restricted Stock or of any Restricted Stock Unit shall in any event vest more than 1/3 per year for each of the first three years following the date of grant. “Restricted Stock” means an award of Common Stock subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan. “Restricted Stock Unit” means an award denominated in units whose value is derived from Common Stock and which is subject to forfeiture based on the passage of time, the achievement of performance goals, and/or upon the occurrence of other events as determined by the Board in its discretion, granted subject to the terms of this Plan.
     Section 4.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement duly executed by the Corporation and the Non-Employer Director to whom the award is granted that shall specify the period(s) and types of restrictions, the number of shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Board shall determine.
     Section 4.3 Other Restrictions.
     (a) The Board shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that participants pay a stipulated purchase price for each share of Restricted Stock or each Restricted Stock Unit, that specific performance goals be obtained, the imposition of time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Corporation upon vesting of such Restricted Stock or Restricted Stock Units. Except as otherwise provided in this Article 4 or the applicable award agreement, shares of Restricted Stock covered by each Restricted Stock award shall become freely transferable by the participant, subject to compliance with applicable laws, after all conditions and restrictions applicable to such shares have been satisfied or lapse.
     (b) Common Stock subject to a Restricted Stock award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested, and except as otherwise specified by the Board, Restricted Stock Units may not be transferred.
     (c) Each certificate issued in respect of Common Stock pursuant to a Restricted Stock award shall be registered in the name of the Non-Employee Director and deposited with the Corporation until such time as all restrictions have lapsed.
     Section 4.4 Certificate Legend. In addition to any other legends placed on certificates, each certificate representing shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:
     The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SYSCO Corporation 2005 Non-Employee Directors Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from SYSCO Corporation.

     Section 4.5 Voting Rights. To the extent required by law, participants in whose names shares of Restricted Stock granted hereunder shall be issued, shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     Section 4.6 Dividends and Other Distributions. During the period of restriction, participants holding shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Board in its sole discretion. The Board may apply any restrictions to the dividends or dividend equivalents that the Board deems appropriate. The Board, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, unrestricted Common Stock, Restricted Stock, or Restricted Stock Units.
     Section 4.7 Payment in Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a participant having received the grant of such units shall be entitled to receive payment from the Corporation in cash, shares of Common Stock of equivalent value (based on the Fair Market Value thereof), in some combination thereof, or in any other form determined by the Board in its sole discretion. The Board’s determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.
ARTICLE 5
Miscellaneous
     Section 5.1 Cessation of Service. Except as set forth below and unless otherwise determined by the Board, upon cessation of service as a Non-Employee Director (for reasons other than death), all Options, whether or not exercisable at the date of cessation of service, and all unvested retainer stock awards granted prior to November 8, 2007, Restricted Stock and Restricted Stock Units shall be forfeited by the grantee; provided, however, that, unless otherwise determined by the Board, if (a) any Non-Employee Director serves out his/her term but does not stand for re-election at the end thereof or (b) any Non-Employee Director shall retire from service on the Board (for reasons other than death) prior to the expiration of his or her term and on or after the date he or she attains age 71, such grantee’s Options, retainer stock awards granted prior to November 8, 2007, Restricted Stock and Restricted Stock Units shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation. The status of Elected Shares and Additional Shares shall be governed by Section 3.3.
     Section 5.2 Death. Upon the death of a Non-Employee Director, all unvested Options held by him or her will vest immediately and may be exercised by his or her estate, or by the person to whom such right devolves from the Non-Employee Director by reason of his or her death, at any time within three years after the date of the Non-Employee Director’s death, but in no event later than the original termination date of the Option. In no event may an Option be exercised after three years following the holder’s death. In addition, all unvested retainer stock awards granted prior to November 8, 2007, Restricted Stock and Restricted Stock Units shall vest and all restrictions with respect to Additional Shares shall lapse.
     Section 5.3 Administration. This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated or amended by the Board of Directors as they deem advisable. The Board may delegate its authority hereunder to the Non-Employee Directors, or to any two or more thereof.
     Section 5.4 Amendments. No amendment may revoke or alter in a manner unfavorable to the grantees any Options, retainer stock awards granted prior to November 8, 2007, Restricted Stock, Restricted Stock Units or Elected Shares then outstanding, and no amendment, unless approved by Corporation stockholders, can increase the number of shares authorized for issuance hereunder, in total or pursuant to any award type, modify the method by which the Option exercise price is determined or allow for the “repricing” of any Option issued hereunder, as such term is used in rules established by the New York Stock Exchange.
     Section 5.5 Term. No Option, Restricted Stock, Restricted Stock Unit, Elected Shares or Additional Shares may be issued under this Plan after November 11, 2010, but Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms. Restricted Stock and Restricted Stock Units granted prior to November 11, 2010 shall continue to vest in accordance with their terms, dividend equivalents awarded prior to November 11, 2010 may be paid in accordance with the terms thereof, and Additional Shares credited prior to November 11, 2010 shall continue to be subject to the provisions hereof.
     Section 5.6 No Other Rights. Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted or issued an Option, Restricted Stock Award, Restricted Stock Unit, Elected Shares or Additional Shares under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation.
     Section 5.7 Prior Plan. This Plan superseded the Corporation’s prior Non-Employee Directors Stock Plan (the “Prior Directors Plan”). Options granted under the Prior Directors Plan shall continue to become exercisable and may be exercised according to their terms, retainer stock awards granted under the Prior Directors Plan shall continue to vest in accordance with their terms and Additional Shares (as defined in the Prior Directors Plan) granted under the Prior Directors Plan shall continue to be subject to the provisions thereof.